Exhibit 23. 1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated October 10, 2003, except for Note B, as to which the date is November 5, 2003, relating to the financial statements of Dotronix, Inc. for the fiscal year ended June 30, 2003, and to the reference to our firm under the caption “Experts” included in the Registration Statement and the related Prospectus.

Date:   May 28, 2004

Minneapolis, Minnesota

/s/   Lurie Besikof Lapidus & Company, LLP